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                                                                     EXHIBIT 7.1




DISTRICT COURT, ARAPAHOE COUNTY, COLORADO

Case No. 96-CV-1560, Division 5

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ORDER SETTING UNDERTAKINGS

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DISPLAY GROUP, L.L.C., a Colorado limited liability company,

Plaintiff,

v.

AMERICAN CONSOLIDATED GROWTH CORPORATION, a Delaware corporation, and AGTSPORTS, INC., a Colorado corporation,

Defendants.

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     THE COURT, having entered a Pre-Judgment Order of Possession dated August
27, 1996, nunc pro tunc August 2, 1996, having conducted a hearing on September
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4, 1996, which was attended by counsel for Plaintiff and counsel for Defendant
American Consolidated Growth Corporation ("ACGC"), having considered the evidence and legal argument presented at that hearing, and otherwise being fully advised in the premises;

     HEREBY FINDS that the Court entered a Pre-Judgment Order of Possession dated August 27, 1996, nunc pro tunc August 2, 1996, with respect to 1,623,750
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shares of common stock of Advanced Display Technologies, Inc. ("ADTI"); that the
1,623,750 shares of ADTI stock has been placed and remains in the registry of the Court; that a dispute may exist with respect to whether approximately
200,000 shares of the ADTI stock should have been placed in the registry of the Court, which dispute the Court will not now decide, but instead will allow Plaintiff and ACGC an opportunity to resolve that issue between them; that the Court will require a bond from Plaintiff pursuant to C.R.C.P. 104(g) in order to take possession of, use, and exercise the attendant voting rights of the ADTI stock; that the amount of the bond that Plaintiff is entitled to post in order to obtain possession of the ADTI stock shall be $60,000; that Defendant shall be entitled to post a bond to retain possession of the ADTI stock pursuant to C.R.C.P. 104(j); that the amount of the bond that ACGC is entitled to post in order to retain possession of the ADTI stock shall be $120,000, which is double the amount of Plaintiff's bond under 104(g) and not more than double the value of the ADTI stock; and that the bond amounts




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shall not be modified regardless of the actual number of shares of ADTI common stock which are the subject of Plaintiff's replevin claim:

        THEREFORE, THE COURT HEREBY ORDERS as follows:

        1. Plaintiff shall be entitled to post a bond pursuant to C.R.C.P. 104(g) in the amount of $60,000 on or before noon on September 30, 1996, in order to obtain possession of the ADTI stock;

        2. ACGC shall be entitled to post a counter-bond pursuant to C.R.C.P. 104(j) in the amount of $120,000 and/or to file and serve an objection to Plaintiff's bond on or before 3:30 p.m. on October 4, 1996;

        3. The form of bonds Plaintiff and ACGC are entitled to post shall conform to Rule 121 (S) 1-23;

        4. If Plaintiff timely files a $60,000 bond pursuant to the terms of this Order and if ACGC does not timely file a counter-bond pursuant to the terms of this Order, then the Court shall direct that the ADTI stock be released from the registry to Plaintiff; and

        5. The Pre-Judgment Order of Possession with respect to the retention of the ADTI stock in the registry of the Court shall remain in effect until 3:30 p.m. on October 4, 1996, or until further order of the Court.

        6. A one-half hour hearing to resolve any objections to ACGC's counter-bond, if posted, is scheduled for October 9, 1996, at 8:15 a.m.

        DONE IN CHAMBERS this 7th day of October, 1996.


                                     BY THE COURT


                                     [STAMP OF JAMES F. MACRUM
                                      DISTRICT JUDGE APPEARS HERE]
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                                     District Court Judge



                                     The moving party is hereby ordered to
                                     provide a copy of this Order to all parties of record within five (5) days from the receipt of the order.
                                                            James F. Macrum, Jr.
                                                            Distict Court Judge




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                            CERTIFICATE OF SERVICE
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     The undersigned hereby certifies that on the 3rd day of October, 1996, a true and correct copy of the foregoing ORDER SETTING UNDERTAKINGS was served by placing same in the U/S. Mail, postage prepaid, addressed to the following:


                           Gerald Bader, Esq.
                           Bader & Villanueva, P.C.
                           1660 Wynkoop, Suite 1100
                           Denver, CO 80202



                                  /s/ VALERIE L. BRESLIN
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